Exhibit 10.3

LOCK-UP AGREEMENT

May 6, 2014

STRATEX OIL & GAS HOLDINGS, INC.
30 Echo Lake Road, Watertown, CT 06795

Re: Stratex Oil & Gas Holdings, Inc. Merger with Richfield Oil & Gas Company

Gentlemen:

The undersigned understands that Stratex Oil & Gas Holdings, Inc., (“Parent”) and its wholly owned subsidiary Merger Sub (“Merger Sub), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with Richfield Oil & Gas Company (the “Company”), providing for the merger of Merger Sub with and into the Company and the issuance of shares of Parent common stock to the former shareholders of the Company (“Parent Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

In consideration of the agreement of Parent and Merger Sub to enter into the Merger Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Parent, the undersigned will not, during the period beginning on the Effective Time of the Merger and ending six months thereafter, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock (including, without limitation, Parent Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Parent Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Parent Common Stock or such other securities, in cash or otherwise, or (3) make any demand for, or exercise any right with respect to, the registration of any shares of Parent Common Stock or any security convertible into or exercisable or exchangeable for Parent Common Stock.

Notwithstanding the foregoing, the undersigned may transfer (i) up to 10% of the undersigned’s shares or 500,000 shares, whichever is greater, of Parent Common Stock free of any restriction under this Lock Up Agreement and (ii) the undersigned’s shares of Parent Common Stock or securities convertible into or exchangeable for Common Stock (A) pursuant to a Rule 10b5-l Trading Plan of the undersigned in effect on the date hereof, (B) as a bona fide gift or gifts or by will or other testamentary document or applicable laws of decent, (C) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (D) if the undersigned is a corporation, to an “affiliate,” as such term is defined in Rule 501(a) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”), (E) if the undersigned is a limited liability company, to a member or affiliated limited liability company, (F) if the undersigned is a partnership, to a partner or affiliated partnership, or (G) if the undersigned is a trust, to its trustees, beneficiaries or settlors; provided that in the case of clauses (ii)(A) through (I)(G), (1) it shall be a condition to the transfer that the donee or transferee execute an agreement stating that the donee or transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, (2) any such transfer shall not involve a disposition for value, (3) no filing by any party (donor, donee, transferor, transferee, pledgor or pledgee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D, Schedule 13G or other filing made after the expiration of the Lock-Up Period and (4) each party (donor, donee, transferor, transferee, pledgor or pledgee) shall not be required by law (including, without limitation, the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the foregoing, nothing in this Lock-Up Agreement will prohibit (i) any exercise (including a cashless exercise) of options or warrants to purchase Parent Common Stock or securities convertible into or exchangeable for Parent Common Stock or the conversion or exchange of any equity security held by the undersigned into Parent Common Stock; provided that any Parent Common Stock received upon such exercise, conversion or exchange will be subject to this Lock-Up Agreement, or (ii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Parent Common Stock, provided that such plan does not provide for the transfer of Parent Common Stock during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or Parent.

In furtherance of the foregoing, Parent, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflict of laws principles thereof.

This acknowledges that the undersigned has _________ shares and _______ warrants subject to this Lock-Up Agreement.

Very truly yours,

By:
Name:

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